Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., hereby certifies as follows:

1. Name. The name of the limited partnership formed hereby is Blackstone Infrastructure Strategies L.P. (the “Partnership”).

2. Registered Office; Registered Agent. The address of the Partnership’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name and address of the Partnership’s registered agent for service of process on the Partnership is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

3. General Partner. The name and mailing address of the sole general partner of the Partnership is as follows:

Blackstone Infrastructure Strategies Associates L.P.

345 Park Avenue

New York, New York 10154

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Blackstone Infrastructure Strategies L.P., as of July 16, 2024.

GENERAL PARTNER:

BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P.

By:	BXISA L.L.C., its general partner

By:	/s/ Paul Schlaack
Name: Paul Schlaack
Title: Senior Managing Director